                                Exhibit 27(n)(ii)

                      Written Consent of Ernst & Young LLP

                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our reports (1) dated February 14, 2003 with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio, and (2) dated January 31, 2003 with respect to the financial statements of the WRL Series Life Account, included in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-6 No. 333-110315) and related Prospectus of WRL Series Life Account.



                                                               ERNST & YOUNG LLP



Des Moines, Iowa
January 12, 2004